Exhibit 99.1

United Online Reports First Quarter 2014 Results

  Quarterly Consolidated Revenues of $55.4 Million Exceeded High End of Guidance Range
  Quarterly Consolidated Operating Loss of $8.7 Million
  Quarterly Consolidated Adjusted OIBDA of $3.2 Million Was Near High End of Guidance Range
  Communications Segment Revenues Increased Year Over Year for the Second Consecutive Quarter

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--April 30, 2014--United Online, Inc. (Nasdaq: UNTD) today reported financial results for its first quarter ended March 31, 2014.

“In the first quarter of 2014, we made significant progress. Financial and operational results reflect our continuing efforts to optimize and stabilize United Online’s existing businesses,” said Francis Lobo, President and Chief Executive Officer. “Communications segment quarterly revenues increased 4% from the year-ago quarter, the second consecutive quarter of year-over-year growth. This increase was driven by the growth in the NetZero Mobile Broadband business and higher advertising revenues. The expansion of NetZero Mobile Broadband across Sprint’s nationwide 3G network contributed to the increase in our NetZero Mobile Broadband pay accounts to 64,000 at quarter end, up from 49,000 at December 31, 2013 and 41,000 at March 31, 2013. Content & Media segment revenues decreased 9% from the year-ago quarter. Content & Media segment pay accounts decreased by 58,000 during the quarter, flat compared to the fourth quarter of 2013.”

“Our other top priorities include expanding new product development efforts to drive growth, as well as pursuing strategic alliances and other initiatives to broaden our scope and reach,” Lobo added. “We are continuing to assess opportunities in these areas and plan to provide a strategic update on our second quarter 2014 earnings call.”

“Quarterly consolidated revenues of $55.4 million were above the high end of our guidance range and adjusted OIBDA of $3.2 million was near the high end of our guidance range,” said Michelle Stalick, Interim Chief Financial Officer. “Free cash flow for the quarter was $3.0 million, compared to $2.5 million in the year-ago quarter. Cash and cash equivalents were $67.3 million.”

Summary Results for First Quarter Ended March 31, 2014:

The following table summarizes key financial results for the first quarter ended March 31, 2014. Comparative results for the quarter ended March 31, 2013 exclude the financial results from FTD Companies, Inc. and its subsidiaries, which are presented as discontinued operations in our financial results.

	(in millions, except per share amounts and percentages)
Financial Highlights	Q1 2014	Q1 2013	% Change
Content & Media revenues	$29.8	$32.8	(9%)
Communications revenues	25.7	24.6	4%
Intersegment eliminations and corporate revenues	(0.1)	(0.3)	51%
Consolidated revenues	$55.4	$57.2	(3%)

GAAP operating loss	$(8.7)	$(0.6)	*

Adjusted OIBDA(1)	$3.2	$5.2	(39%)

GAAP net income (loss) attributable to common stockholders	$(10.5)	$9.9	*
GAAP diluted net income (loss) per common share	$(0.75)	$0.75	*

GAAP diluted net income (loss) per common share from continuing operations	$(0.75)	$0.03	*
Adjusted net loss attributable to common stockholders(2)	$(2.5)	$(0.1)	*
Adjusted diluted net loss per common share(2)	$(0.18)	$(0.01)	*

*Not meaningful

  Revenues were $55.4 million, a 3% decrease compared to the year-ago quarter.
  Restructuring and other exit costs were $2.3 million, primarily related to the Content & Media segment and unallocated corporate expenses.
  GAAP operating loss was $8.7 million, compared to GAAP operating loss of $0.6 million in the year-ago quarter.
  Adjusted OIBDA was $3.2 million, a decrease of 39% versus the year-ago quarter.
  Diluted net loss per common share from continuing operations was $0.75, compared to diluted net income per common share from continuing operations of $0.03 in the year-ago quarter.
  Adjusted diluted net loss per common share was $0.18 versus adjusted diluted net loss per common share of $0.01 in the year-ago quarter.

Cash Flows and Balance Sheet Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended March 31, 2014 were $3.3 million and $3.0 million, respectively, versus $3.5 million and $2.5 million, respectively, in the year-ago quarter.
  Cash and cash equivalents at March 31, 2014 were $67.3 million, compared to $68.3 million at December 31, 2013.

Segment Results for First Quarter Ended March 31, 2014:

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2014	Q1 2013	% Change
Services revenues	$19.5	$21.2	(8%)
Products revenues	0.4	0.6	(33%)
Advertising and other revenues	9.9	11.0	(10%)
Segment revenues	$29.8	$32.8	(9%)

Segment income from operations	$0.1	$5.8	*
Segment adjusted OIBDA(1)	$3.2	$3.7	(15%)
as a % of segment revenues(1)	10.6%	11.3%

Metrics Highlights	Q1 2014	Q1 2013	% Change
Segment pay accounts(4) (in thousands)	2,574	2,786	(8%)
Net quarterly decline in segment pay accounts(4) (in thousands)	(58)	(78)	26%
Segment active accounts(4) (in millions)	10.8	11.4	(5%)
ARPU(5)	$2.49	$2.48	--

Euro / U.S. Dollar Exchange Rate (average)	1.37	1.32	4%

*Not meaningful

  Segment revenues were $29.8 million, a decrease of 9% versus the year-ago quarter.
  Segment income from operations was $0.1 million, compared to segment income from operations of $5.8 million in the year-ago quarter.
  Segment adjusted OIBDA was $3.2 million, a decrease of 15% compared to the year-ago quarter.
  Segment pay accounts at March 31, 2014 were 2.6 million, a decrease of 8% versus March 31, 2013.
  Segment ARPU of $2.49 was relatively flat versus the year-ago quarter. Excluding the favorable impact of foreign currency exchange rates, ARPU declined 1% from the year-ago quarter.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2014	Q1 2013	% Change
Services revenues	$17.0	$17.8	(5%)
Products revenues	2.4	1.3	88%
Advertising revenues	6.3	5.5	14%
Segment revenues	$25.7	$24.6	4%

Segment income from operations	$5.5	$6.6	(17%)
Segment adjusted OIBDA(1)	$6.3	$7.1	(12%)
as a % of segment revenues(1)	24.3%	28.8%

Metrics Highlights	Q1 2014	Q1 2013	% Change
Segment pay accounts(4) (in thousands)	545	626	(13%)
ARPU(5)	$10.19	$9.21	11%

  Segment revenues were $25.7 million, an increase of 4% versus the year-ago quarter.
  Segment income from operations was $5.5 million, a decrease of 17% versus the year-ago quarter.
  Segment adjusted OIBDA was $6.3 million, a decrease of 12% versus the year-ago quarter.
  Segment pay accounts at March 31, 2014 were 0.5 million, a decrease of 13% versus March 31, 2013.
  Segment ARPU was $10.19, an increase of 11% versus the year-ago quarter.

Unallocated Corporate Expenses:

For the quarter ended March 31, 2014, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $6.2 million, compared to $5.6 million in the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

United Online, Inc. Second Quarter and Full Year 2014 Guidance:

United Online, Inc. Second Quarter and Full Year 2014 (in millions)	Second Quarter 2014 Guidance	Full Year 2014 Guidance
Revenues	$52.5 - $55.0	n/a
Adjusted OIBDA(1)	$6.5 - $8.5	$29.0 - $34.0

United Online, Inc. Second Quarter 2014 Supplemental Information (in millions)	Second Quarter 2014 Guidance
Shares used to calculate diluted net income per common share	14.2
Shares used to calculate adjusted diluted net income per common share(2)	14.3

The table below reconciles the company’s guidance for operating income (loss), a GAAP measure, to adjusted OIBDA.

United Online, Inc. Second Quarter 2014 (in millions)	Second Quarter 2014 Guidance	Full Year 2014 Guidance
Operating Income (Loss)	($2.0) - $0.0	($5.7) – ($0.7)
Depreciation	$3.6	$14.0
Amortization of intangible assets	$1.8	$6.5
Stock-based compensation	$2.3	$9.2
Restructuring and litigation or dispute settlement costs	$0.8	$5.0
Adjusted OIBDA(1)	$6.5 - $8.5	$29.0 - $34.0

Investor Conference Call on April 30, 2014 at 5:00 pm ET (2:00 pm PT):

The company will host a conference call to discuss the results at 5:00 pm ET (2:00 pm PT) on Wednesday, April 30, 2014. The conference call dial-in number is 888-503-8169 for U.S. and Canadian participants and 719-457-2083 for participants outside the U.S. and Canada. The passcode is 3723918. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the first quarter ended March 31, 2014, is accessible within the Investor section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will be available on the company’s website for seven days following the call. A replay of the broadcast will also be available for seven days following the call by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and the replay passcode, 3723918.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income (loss), adjusted basic and diluted net income (loss) per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs — The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income (loss) is defined by the company as net income (loss) before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income (loss) and adjusted diluted net income (loss) per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income (loss) and adjusted diluted net income (loss) per common share for this purpose. Adjusted net income (loss) and adjusted diluted net income (loss) per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income (loss) and adjusted diluted net income (loss) per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income (loss)” and “adjusted diluted net income (loss) per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income (loss) and diluted net income (loss) per common share, directly ahead of adjusted net income (loss) and adjusted diluted net income (loss) per common share within its financial press releases and by providing a reconciliation of adjusted net income (loss) that shows and describes the adjustments made. A reconciliation of adjusted net income (loss) to net income (loss), its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free NetZero Mobile Broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero Mobile Broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(5) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(6) Our average monthly churn rate is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, provides consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. United Online’s Content & Media segment provides social networking products and services (Classmates and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including NetZero Mobile Broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; the company’s inability to maintain or increase its advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members; problems associated with the company’s operations, systems or technologies; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in marketing conditions and laws; the write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2014	2013
Revenues	$55,369	$57,164

Operating expenses:
Cost of revenues(a)	19,327	19,370
Sales and marketing(a)	15,007	15,674
Technology and development(a)	8,105	8,591
General and administrative(a)	18,035	15,655
Amortization of intangible assets	1,381	1,340
Contingent consideration - fair value adjustment	-	(5,149)
Restructuring and other exit costs	2,256	2,289
Total operating expenses	64,111	57,770

Operating loss	(8,742)	(606)

Interest income	92	20
Other income (expense), net	13	173

Loss before income taxes	(8,637)	(413)
Provision for (benefit from) income taxes	1,839	(1,041)
Income (loss) from continuing operations	$(10,476)	$628
Income from discontinued operations, net of income tax	-	9,491
Net income (loss) attributable to common stockholders	$(10,476)	$10,119
Income allocated to participating securities	-	(262)
Net income (loss) attributable to common stockholders	$(10,476)	$9,857

Basic net income (loss) per common share:
Continuing operations	$(0.75)	$0.03
Discontinued operations	-	0.72
Basic net income (loss) per common share	$(0.75)	$0.75
Shares used to calculate basic net income (loss) per common share	13,896	13,083
Diluted net income (loss) per common share:
Continuing operations	$(0.75)	$0.03
Discontinued operations	-	0.72
Diluted net income (loss) per common share	$(0.75)	$0.75
Shares used to calculate diluted net income (loss) per common share	13,896	13,116

Shares outstanding at end of period	14,061	13,155

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$58	$37
Sales and marketing	180	223
Technology and development	365	348
General and administrative	2,268	1,542
Total stock-based compensation	$2,871	$2,150

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Loss to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended March 31,
	2014	2013

Operating loss	$(8,742)	$(606)
Depreciation	3,541	3,899
Amortization of intangible assets	1,657	2,453
Operating income (loss) before depreciation and amortization	(3,544)	5,746
Stock-based compensation	2,871	2,150
Restructuring and other exit costs	2,256	2,289
Litigation or dispute settlement charges	1,635	-
Transaction-related costs	-	(4,941)
Adjusted OIBDA	$3,218	$5,244

UNITED ONLINE, INC.
Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)
(in thousands)

	Quarter Ended March 31,
	2014	2013

Content & Media:
Segment income from operations	$144	$5,794
Stock-based compensation	537	768
Restructuring and other exit costs	1,219	2,289
Litigation or dispute settlement charges	1,255	-
Transaction-related costs	-	(5,128)
Segment adjusted OIBDA	$3,155	$3,723

Communications:
Segment income from operations	$5,519	$6,630
Stock-based compensation	544	470
Restructuring and other exit costs	187	-
Segment adjusted OIBDA	$6,250	$7,100

Unallocated corporate expenses	$(6,187)	$(5,579)

Consolidated adjusted OIBDA	$3,218	$5,244

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (2)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2014	2013

Net income (loss)	$(10,476)	$10,119
Income allocated to participating securities	-	(262)
Net income (loss) attributable to common stockholders	(10,476)	9,857

Adjustments:
Stock-based compensation	2,871	2,150
Amortization of intangible assets	1,657	2,453
Restructuring and other exit costs	2,256	2,289
Litigation or dispute settlement charges	1,635	-
Transaction-related costs	-	(4,941)
Discontinued operations, net of tax	-	(9,491)
	(2,057)	2,317

Income tax effect of adjusting entries	(399)	(2,383)
Adjusted net loss attributable to common stockholders	$(2,456)	$(66)

GAAP net income (loss) per common share:
Basic net income (loss) per common share	$(0.75)	$0.75
Shares used to calculate basic net income (loss) per common share	13,896	13,083
Diluted net income (loss) per common share	$(0.75)	$0.75
Shares used to calculate diluted net income (loss) per common share	13,896	13,116

Adjusted net loss per common share:
Adjusted basic net loss per common share	$(0.18)	$(0.01)
Shares used to calculate adjusted basic net loss per common share	13,896	13,083
Adjusted diluted net loss per common share	$(0.18)	$(0.01)
Shares used to calculate adjusted diluted net loss per common share	13,896	13,083

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013

ASSETS
Cash and cash equivalents	$67,299	$68,314
Accounts receivable, net	14,143	19,145
Inventories	6,069	7,537
Deferred tax assets, net	2,104	2,033
Property and equipment, net	20,900	21,901
Goodwill and intangible assets, net	79,447	80,876
Other assets	9,540	11,554
Total assets	$199,502	$211,360

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$12,469	$12,641
Accrued liabilities	20,287	23,357
Member redemption liability	20,200	20,927
Deferred revenue	40,813	39,913
Deferred tax liabilities, net	3,062	2,277
Other liabilities	5,616	5,671
Total liabilities	102,447	104,786

Stockholders' equity	97,055	106,574

Total liabilities and stockholders' equity	$199,502	$211,360

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,476)	$10,119
Less: Income from discontinued operations, net of tax	-	9,491
Income (loss) from continuing operations	(10,476)	628

Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	8,069	8,502
Provision for doubtful accounts receivable	(43)	179
Contingent consideration - fair value adjustment	-	(5,149)
Deferred taxes and other, net	666	(39)
Tax benefits (shortfalls) from equity awards	(11)	206
Excess tax benefits from equity awards	(56)	(213)
Change in operating assets and liabilities (excluding the effects of acquisitions and discontinued operations):
Accounts receivable, net	5,045	5,114
Inventories	1,467	1,591
Other assets	1,761	1,925
Accounts payable and accrued liabilities	(3,181)	(8,233)
Member redemption liability	(727)	(725)
Deferred revenue	868	183
Other liabilities	(54)	(466)
Net cash provided by operating activities from continuing operations	3,328	3,503

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,247)	(3,252)
Purchases of rights, content and intellectual property	(224)	(287)
Purchases of investments	(13)	(11)
Proceeds from sales of investments	10	10
Net cash used for investing activities from continuing operations	(2,474)	(3,540)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(2,115)	(3,272)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	-	(9,438)
Excess tax benefits from equity awards	56	213
Net cash used for financing activities from continuing operations	(2,059)	(12,497)

Effect of foreign currency exchange rate changes on cash and cash equivalents	190	(1,272)

Net cash provided by (used for) discontinued operations:
Operating activities	-	11,644
Investing activities	-	(2,014)
Effect of a change in cash and cash equivalents of discontinued operations	-	(2,313)
Net cash provided by discontinued operations	-	7,317

Change in cash and cash equivalents	(1,015)	(6,489)
Cash and cash equivalents, beginning of period	68,314	69,097
Cash and cash equivalents, end of period	$67,299	$62,608

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended March 31,
	2014	2013
Net cash provided by operating activities	$3,328	$3,503
Adjustments:
Capital expenditures	(2,247)	(3,252)
Excess tax benefits from equity awards	56	213
Cash paid for restructuring and other exit costs	891	1,290
Cash paid for litigation or dispute settlement charges	380	571
Cash paid for transaction-related costs	575	224
Free cash flow	$2,983	$2,549

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended March 31,
	2014	2013
Content & Media
Revenues:
Services	$19,510	$21,161
Products	416	624
Advertising and other	9,917	11,041
Total revenues	29,843	32,826

Operating expenses:
Cost of revenues	8,274	10,499
Sales and marketing	10,873	11,390
Technology and development	5,411	6,081
General and administrative	6,892	5,891
Amortization of intangible assets	1,381	1,340
Contingent consideration - fair value adjustment	-	(5,149)
Restructuring and other exit costs	1,219	2,289
Total operating expenses	34,050	32,341

Operating income (loss)	(4,207)	485

Depreciation	2,694	2,856
Amortization of intangible assets	1,657	2,453
Segment income from operations	144	5,794
Stock-based compensation	537	768
Restructuring and other exit costs	1,219	2,289
Litigation or dispute settlement charges	1,255	-
Transaction-related costs	-	(5,128)
Segment adjusted OIBDA	$3,155	$3,723

Communications
Revenues:
Products	$16,992	$17,834
Services	2,373	1,261
Advertising	6,309	5,545
Total revenues	25,674	24,640

Operating expenses:
Cost of revenues	11,065	8,890
Sales and marketing	4,364	4,567
Technology and development	2,694	2,510
General and administrative	2,594	3,028
Restructuring and other exit costs	187	-
Total operating expenses	20,904	18,995

Operating income	4,770	5,645

Depreciation	749	985
Segment income from operations	5,519	6,630
Stock-based compensation	544	470
Restructuring and other exit costs	187	-
Segment adjusted OIBDA	$6,250	$7,100

Total segment adjusted OIBDA	$9,405	$10,823

Reconciliation of segment revenues to consolidated revenues:
Content & Media	$29,843	$32,826
Communications	25,674	24,640
Corporate	94	-
Intersegment eliminations	(242)	(302)
Consolidated revenues	$55,369	$57,164

Reconciliation of segment operating expenses to consolidated operating expenses:
Content & Media	$34,050	$32,341
Communications	20,904	18,995
Unallocated corporate expenses	9,399	6,736
Intersegment eliminations	(242)	(302)
Consolidated operating expenses	$64,111	$57,770

Reconciliation of segment income from operations to consolidated operating loss:
Content & Media	$144	$5,794
Communications	5,519	6,630
Total segment income from operations	5,663	12,424
Depreciation	(3,541)	(3,899)
Amortization of intangible assets	(1,657)	(2,453)
Unallocated corporate expenses, excluding depreciation	(9,207)	(6,678)
Consolidated operating loss	$(8,742)	$(606)

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Content & Media adjusted OIBDA	$3,155	$3,723
Communications adjusted OIBDA	6,250	7,100
Total segment adjusted OIBDA	9,405	10,823
Unallocated corporate expenses	(6,187)	(5,579)
Consolidated adjusted OIBDA	$3,218	$5,244

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Consolidated:
Revenues (in thousands)	$55,369	$62,644	$56,239	$57,567	$57,164

Content & Media:
Segment revenues (in thousands)	$29,843	$35,869	$32,233	$32,919	$32,826
% of consolidated revenues	54%	57%	57%	57%	57%

Pay accounts(4) (in thousands)	2,574	2,632	2,690	2,720	2,786
Segment churn(6)	3.2%	3.0%	2.9%	3.1%	3.3%
ARPU(5)	$2.49	$2.54	$2.52	$2.48	$2.48
Segment active accounts(4) (in millions)	10.8	10.3	10.3	10.5	11.4
Currency exchange rate: EUR to USD	1.37	1.36	1.33	1.31	1.32

Communications:
Segment revenues (in thousands)	$25,674	$26,929	$24,354	$24,935	$24,640
% of consolidated revenues	46%	43%	43%	43%	43%

Pay accounts(4) (in thousands):
Internet access	343	346	360	378	404
Other	202	207	213	217	222
Total Communications pay accounts	545	553	573	595	626

Segment churn(6)	3.1%	2.7%	2.7%	3.0%	3.0%
ARPU(5)	$10.19	$9.62	$9.41	$9.34	$9.21
Segment active accounts(4) (in millions)	1.1	1.2	1.2	1.2	1.3

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, 818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com